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                                                                EXHIBIT 10.36






                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT made this 15th day of January, 1990 between ESCALON OPHTHALMICS, INC., A Pennsylvania Corporation (The "Employer") AND JOHN
T. RICH, 4 Oxcart Lane, Hamilton, New Jersey 08619 (the "Employee").

                                R E C I T A L :

         The parties hereto desire to enter into this Agreement to provide for the employment of the Employee by the Employer and for certain other matters in connection with such employment, all as set forth more fully in this Agreement.

         NOW, THEREFORE, in consideration of the premises and convenants set forth herein an intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

         1. DUTIES. The Employer agrees that the Employee shall be employed by the Employer during the term of this Agreement (as defined in Section 2 hereof) to serve as Director of Finance and Administration and/or the other position(s) as determined by the Employer. The Employee agrees to be so employed by the Employer and to devote his best efforts and substantially all of his business time to advance the interests of the Employer and discharge adequately his duties hereunder.

         2. TERM. Subject to Sections 4 and 5 hereof, the initial term of the Employee's employment hereunder shall commence on the Employment Date (as hereinafter defined) and shall continue for a term of five (5) years. This Agreement shall be renewed automatically upon the expiration of its initial term and each renewal term for successive terms of one year unless either party notifies the other party in writing at least 90 days prior to the expiration of any term of such party's determination not to renew this Agreement beyond the then existing term. For purposes of this Section 2, the term "Employment Date" shall mean the date the Employee begins performing services for the Employer, if ever, but not later than March 1, 1990. IF the Employer does not achieve its goal of raising capital equal to at least $3,000,000 through an offering of shares of its common stock, this Agreement shall automatically terminate.

         3.      COMPENSATION.

                 (a) Salary. During the term of his employment under this Agreement, the Employee shall be paid an annual salary at the rate of $90,000 commencing on the Employment date. The Employee's salary shall be paid in accordance with the Employer's regular payroll practices.



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Such salary shall be reviewed annually by the Employer's Compensation
Committee. In addition, the Employee may be paid an annual performance bonus as determined by the Compensation Committee in its sole discretion.

         (b) Stock. The Employee shall be given the option to purchase from the Employer at a price equal to the lower of 33-1/3% of the most recent selling price of the Employee's Common Stock by the Employer to a non-employee or 100% of the most recent selling price of the Employer's Class A Convertible Preferred Stock, determined on the Employment Date, at a price of $________________ per share, up to 50,000 shares of the Employer's Common Stock under the Employer's stock option plan, on or after the date hereof, subject to the vesting schedule of Section 3(b) hereof. In addition, the Employee may be offered additional equity securities of the Employer as determined by the Board of Directors in its sole discretion.

         (c)     Vesting Schedule.

         (i) The Employee shall be permitted to purchase shares of Common Stock of the Employer pursuant to the Employer's stock option plan according to the following schedule:

                           Vesting Schedule
                           ----------------
                              Section 3(b)
                              ------------
                 1st Anniversary of Employment Date                 10,000 shares
                 2nd Anniversary of Employment Date                 10,000 shares
                 3rd Anniversary of Employment Date                 10,000 shares
                 4th Anniversary of Employment Date                 10,000 shares
                 5th Anniversary of Employment Date                 10,000 shares
                                                                    -------------

                          TOTAL                                     50,000 shares
                                                                    -------------

(ii) In the event that (i) this Agreement shall automatically terminate pursuant to Section 2 hereof, (ii) the Employer shall cause a termination of the Employee's employment with cause or the Employee shall resign pursuant to
Section 5(a), or (iii) the Employee shall die or become totally disabled, in any such event, the unvested options shall expire as of the date of such event.

(iii) In the event that (i) Employer shall cause a termination of the Employee's employment without cause pursuant to Section 5(b), (ii) substantially all of the assets of the Employer are sold or otherwise disposed of by merger, consolidation or similar transaction, or (iii) voting control of the Employer is acquired in a transaction





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other than a stock offering made by the Employer, then notwithstanding any of the foregoing, all of the unvested options shall thereupon be treated as vested.

         (d) Fringe Benefits. The Employee shall be entitled to the following fringe benefits:

         (i) Medical and Dental Insurance coverage for the Employee and his family, at no cost to the Employee and in accordance with company policy;

         (ii) Long-term disability insurance based upon the Employee's salary, commencing when compensation ceases under Section 4(b);

         (iii) Group Term life insurance coverage equal to two times the Employee's salary; and

         (iv) Participation in such other fringe benefit, retirement or profit sharing programs of the Employer, to the extent and on the same terms and conditions as are accorded to other officers and key employees of the Employer.

         (e) Reimbursement of Expenses. The Employee shall be reimbursed for all normal items of travel and entertainment and miscellaneous expenses reasonably incurred by him on behalf of the Employer upon presentation of appropriate vouchers and substantiation therefor, including the use of a personal car on business of the Employer.

         (f) Moving Expenses. If, during the term of this Agreement, the Employer decides to locate the Employer's principal place of business in a location, greater than forty (40) miles from the Employee's principal residence, that requires the Employee to move the location of his principal residence, the Employer shall pay the reasonable and necessary selling expenses associated with the sale of his present principal residence and the reasonable purchase expenses associated with the purchase of his new residence. Expenses may include, but are not limited to, broker commissions, legal fees and mortgage related expenses.

         (g) Entire Compensation. The compensation provided for in this Agreement shall constitute full payment for the services to be rendered by the Employee to the Employer hereunder.





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         4.      DEATH OR TOTAL DISABILITY OF THE EMPLOYEE

                 (a) Death. In the event of the death of the Employee during the term of this Agreement, this Agreement shall terminate effective as of the date of the Employee's death, and the Employer shall not have any further obligation or liability under this Agreement except that the Employer shall pay to the Employee's estate any portion of the Employee's salary for the period up to the Employee's date of death that remains unpaid.

                 (b) Total Disability. In the event of the Total Disability )as that term is hereinafter defined) of the Employee for a period of 90 consecutive days at any time during the term of this Agreement, the Employer shall have the right to terminate the Employee's employment hereunder by giving the Employee 30 days' written notice thereof, and upon expiration of such 30-day period, the Employer shall not have any further obligation or liability under this Agreement except that the Employer shall pay to the Employee any portion of the Employee's salary for the period up to the date of termination that remains unpaid.

         The term "Total Disability" when used herein, shall mean a mental or physical condition which in the reasonable opinion of the Board of Directors of the Employer, including the advice of an outside licensed physician, renders the Employee unable or incompetent to carry out the job responsibilities required by his position as Director of Finance and Administration and/or such other positions to which he is assigned by the Employer's Board of Directors.

         5.      Termination of Employee.

                 (a) For Cause; Resignation. The Employer may discharge the Employee and thereby terminate his employment hereunder for cause which shall be deemed to include the following:

                 (i)      Habitual intoxication;

                 (ii)     Drug addiction;

                 (iii)    Conviction of a felony;

                 (iv) Material failure to execute such duties as are within the scope of this Agreement and are reasonably required of an employee holding his position(s);

                 (v) a breach by the Employee of any material term of this Agreement;

                 (vi) engaging in conduct that, in the reasonable opinion of the Board of Directors of the Employer and as supported by an unrelated third party assessment, has injured or would injure the business or reputation of the Employer or would otherwise adversely affect its interests; or

         (vii) misappropriation of any corporate funds or property of the Employer, theft, embezzlement or fraud.





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         In the event that the Employer shall discharge the Employee or cause pursuant to this Section 5(a), within thirty (30) days written notice, or in the event the Employee shall resign his employment with the Employer, the Employer shall not have any further obligation or liability to the Employee under this Agreement, except that the Employer shall pay to the Employee any portion of the Employee's salary, and continue to provide fringe and retirement benefits, for the period up to the date of termination that remains unpaid.

         (b) Without Cause. If the Employee discharges the Employee without cause hereunder (i.e., for a reason other than as set forth in Section 5(a), the Employer shall not have any further obligation or liability to the Employee under this Agreement, except that:

         (i) The Employer shall pay to the Employee any portion of the Employee's salary and fringe benefits and retirement benefits, if applicable, for the period up to the date of termination that remains unpaid; and

         (ii) The Employer shall continue the Employee's salary and fringe benefits benefits and retirement benefits, if applicable, for a period of one year after termination.

     6.  Non-Disclosure and Non-Competition

         (a) Non-Disclosure. The Employee recognizes and acknowledges that he will have access to certain confidential information of the Employer and that such information constitutes valuable, special and unique property of the Employer. The Employee agrees that he will not, for any reason or purpose whatsoever, during or after the term of his employment, disclose any such confidential information to any person without express authorization of the Employer, except (i) as necessary in the ordinary course of performing his duties hereunder or (ii) with regard to information that is in the public domain or that the Employee learns outside of the scope of his employment. The Employee also agrees to abide by the terms of any non-disclosure agreements entered into by the Employer with any third parties.

         (b)  Non-Competition.  The Employee agrees that:

         (i)     during his employment by the Employer hereunder; and

         (ii) for an additional period of two years after the termination of the Employee's employment hereunder,

    neither the Employee nor any firm or corporation in which he may be interested as a partner, trustee, director, officer, employee, agent, shareholder, lender of money or guarantor, or for which he performs services in any capacity (including as a consultant or independent contractor) shall at any time during such period be engaged, directly





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    or indirectly, in any competitive business (as that term is hereinafter defined); provided, however, that the business activities of the Employee on behalf of any other entity that is in control of, controlled by or under common control with the Employer shall not be deemed to violate the Employee's undertakings as set forth in this Section 6(b). Nothing herein contained shall be deemed to prevent the Employee from investing in or acquiring one percent or less of any class of securities of any company if such class of securities if listed on a national securities exchange or is quoted on the NASDAQ system. For purposes of this Section 6(b), the term "Competitive Business" shall mean any business that develops, produces or markets ophthalmic products, devices or equipment including, but not limited to, liposomal and other lipid-based topical, intravitreal and periocular injectable ophthalmic pharmaceutical products, whether of a diagnostic or therapeutic nature, which are competitive with and marketed within the same geographic regions as the Employer's products at the time of termination. Notwithstanding the foregoing, this Section 6(b) shall not apply if the Employee is terminated by the Employer without cause under
    Section 5(b) or if this Agreement is terminated pursuant to Section 2.

         (c) Injunctive Relief. The Employee acknowledges that his compliance with the agreements in Sections 6(a) and 6(b) hereof is necessary to protect the good will and other proprietary interests of the Employer and that he is a Director of Finance and Administration of the Employer and conversant with its affairs, its trade secrets, its customers and other proprietary information. The Employee acknowledges that a breach of his agreements in Sections 6(a) and 6(b) hereof will result in irreparable and continuing damage to the Employer for which there will be no adequate remedy at law; and the Employee agrees that in the event of any breach of the aforesaid agreements, the Employer and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper.

         (d) Survival of Covenants. The provisions of this Section 6 shall survive the termination of this Agreement, except as what otherwise is determined herein.

         7. Supersedes Other Agreements. This agreement supersedes and is in lieu of any and all other employment arrangements between the Employee and the Employer, but shall not supersede any existing confidentiality or nondisclosure agreements between the Employee and the Employer.

         8. Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

         9. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require,





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and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

         10. Construction. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New Jersey.

         11.     Assignment

                 (a) By the Employer. The rights and obligations of the Employer under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Employer.

                 (b) By the Employee. This Agreement and the obligations created hereunder may not be assigned by the Employee.

         13. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when mailed by certified mail, return receipt requested, or delivered by a national overnight delivery service addressed to the intended recipient as follows:

         IF TO THE EMPLOYEE:
         John T. Rich
         4 Oxcart Lane
         Hamilton, NJ 08619

         IF TO THE EMPLOYER:
         Escalon Ophthalmics, Inc.
         1608 Walnut Street
         Suite 1702
         Philadelphia, Pa. 19103

         WITH A COPY TO:
         Sheldon M. Bonovitz, Esquire
         Duane, Morris & Heckscher
         1500 One Franklin Plaza
         Philadelphia, Pa. 19102

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.





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         14.     Waivers.  No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or his or its dully authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.


                                           ESCALON OPHTHALMICS, INC.

                                           BY:
                                              -------------------------
                                                   President


                                           ----------------------------
                                                   JOHN T. RICH






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                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT



         FIRST AMENDMENT TO EMPLOYMENT AGREEMENT made as of this 15th day of January, 1990 between ESCALON OPHTHALMIC, INC., A Pennsylvania corporation (the "Employer") and JOHN T. RICH (the "Employee").

                                 R E C I T A L

         WHEREAS, the parties entered into an Employment Agreement of even date and desire to amend said Employment Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the promises and covenants set forth herein and in the Employment Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                 1. Paragraph 2 is hereby amended to delete the last sentence thereof.

                 2. Paragraph 3(b) is hereby amended to provide that the purchase price for the 50, 000 shares of the Employer's Common Stock referred to therein shall be $.25 per share.

                 3.       Paragraph 3(c)(ii) is hereby amended to delete clause
(i) thereof.

                 4. Paragraph 6(b) is hereby amended to delete the words "or if this Agreement is terminated pursuant to Section 2" at the end thereof.

                 5. In all other aspects, the Employment Agreement is ratified and affirmed by the parties.

         IN WITNESS WHEREOF, this First Amendment has been executed by the parties as of the date first above written.



                                           ESCALON OPHTHALMICS, INC.

                                           By:
                                              ------------------------------
                                                   President


                                           ---------------------------------
                                                   JOHN T. RICH

                       EXTENSION TO EMPLOYMENT AGREEMENT


         This EXTENSION TO EMPLOYMENT AGREEMENT ("Extension") dated September 12, 1995 is executed between Escalon Ophthalmics, Inc. ("Employer") and John
T. Rich, 4 Oxcart Lane, Hamilton, New Jersey 08619 ("Employee").

         Whereas on January 15, 1990 the Employer and the Employee entered into an Employment Agreement ("Agreement") under which the parties agreed that the Employee would serve as the Director of Finance and Administration for the Employer, or such other positions as the Employer determined, for a period of five (5) years, and;

         Whereas, the Agreement provides that the Agreement will automatically extend for periods of one (1) year unless either party notifies the other of its intention to terminate the Agreement, and;

         Whereas, the Agreement automatically extended for the period of January 15, 1995 to January 14, 1996 because neither party notified the other of its intention to terminate, and during the ensuing period the Employee was promoted to the position of Vice President of Finance and Administration, and the parties now mutually desire that the term of the Agreement be extended for an additional one (1) year period.

         NOW, THEREFORE, the Employer and Employee mutually agree that this Extension be executed, and the term of the Agreement is extended for an additional one (1) year period, from January 15, 1996 until January 14, 1997, and that all other terms and conditions of the Agreement remain the same.


         Escalon Ophthalmics, Inc.                 John T. Rich
         182 Tamarack Circle                       4 Oxcart Lane
         Skillman, NJ  08558                       Hamilton, NJ  08619


         --------------------                      -------------------
         Sterling C. Johnson
         President and CEO
         Date: September 12, 1995                  September 12, 1995